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                                                                    EXHIBIT 23.2





             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial Data of 2301 Ltd." and "Experts" in the prospectus.



/s/ KPMG Peat Marwick LLP

KPMG PEAT MARWICK LLP



Fort Lauderdale, Florida,
March 7, 1997.